Exhibit 23b
                 Opinion and Consent of Kathleen A. McGah, Esq.





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                 OPINION AND CONSENT OF KATHLEEN A. MCGAH, ESQ.




To Whom It May Concern:

       As Counsel to the Registrant, I am familiar with the single premium indexed modified guaranteed annuity contract and its market value adjustment ("MVA") feature, marketed under the name "Phoenix Foundations Equity Index Annuity" and registered on Form S-1.

       In connection with this opinion, I have such documents and such law as I considered necessary and appropriate, and on the basis of such review, it is my opinion that each of the Contracts, when issued as contemplated by the Form S-1 registration statement, will constitute valid and legally issued fully paid and non-assessable securities.

       I hereby consent to the reference to my name under the caption "Experts" in the Prospectus contained in this Registration Statement on Form S-1 filed by PHL Variable Insurance Company with the Securities and Exchange Commission under the Securities Act of 1933.


                           Very truly yours,


                           /s/Kathleen A. McGah
                           --------------------
                           Kathleen A. McGah, Vice President and Counsel Phoenix Life Insurance Company


Dated: January 30, 2007